Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Second Quarter 2019 Financial Results

COSTA MESA, CA – August 1, 2019 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended June 26, 2019.
Highlights for the second quarter ended June 26, 2019, compared to the second quarter ended June 27, 2018 were as follows:

•	Total revenue increased 1.9% to $113.7 million compared to $111.6 million in the same period of 2018.

•	System-wide comparable restaurant sales increased 0.7%, including a 0.4% increase for company-operated restaurants, and a 0.9% increase for franchised restaurants.

•
Net income was $14.1 million, or $0.37 per diluted share, an increase compared to net income of $5.1 million, or $0.13 per diluted share. During the second quarter of 2019 the Company received insurance proceeds of $10.0 million related to the settlement of a previously disclosed securities class action lawsuit and recorded a loss on sale of restaurants of $0.9 million. During the second quarter of 2018 the Company recorded a $4.0 million pre-tax expense, related to the impairment of one restaurant in Arizona and the closure of two restaurants in Texas and received insurance proceeds of $2.4 million related to the reimbursement of certain legal expenses paid in prior years for the defense of securities lawsuits.

•	Pro forma net income(1) was $8.7 million, or $0.23 per diluted share, compared to $8.6 million, or $0.22 per diluted share in the same period of 2018.

•	Adjusted EBITDA(1) was $17.9 million, compared to $17.5 million.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures defined below under "Key Financial Definitions." A reconciliation of GAAP net income to pro forma net income and adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Bernard Acoca, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, "We reported solid earnings of $0.23 per share for the second quarter, highlighted by our restaurant contribution margin of 19.9% and a tribute to the work of our talented teams in a challenging cost environment. While our system-wide comparable restaurant sales increase of 0.7% was below our expectations, the increase represents our fourth straight quarter of positive system-wide same store sales growth since the launch of our Transformation Agenda.”
Acoca added, “We continue to make progress on a number of initiatives within our Transformation Agenda, including the digitization of how we go to market; streamlining our operations; refining our off-premise efforts; and reinforcing the bonds we have with our communities.  We’re confident these ongoing efforts will strengthen the foundation of our business, allowing us to grow profitably and responsibly over the long term.”

Second Quarter 2019 Financial Results
Company-operated restaurant revenue in the second quarter of 2019 was $100.1 million, compared to $99.6 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by a 0.4% increase in company-operated comparable sales and the six new restaurants opened during and subsequent to the second quarter of 2018, partially offset by the closure of seven restaurants and the sale of eleven company-operated locations to existing franchisees during or subsequent to the second quarter of 2018.
Comparable company-operated restaurant sales in the second quarter increased 0.4%, driven by a 3.1% increase in average check, partially offset by a 2.7% decrease in transactions.
Franchise revenue in the second quarter of 2019 increased 20.8% to $7.9 million, compared to $6.6 million in the second quarter of 2018. This increase was due to higher fees received from franchised restaurants related to their use of the Company's point-of-sales system, a comparable franchise restaurant sales increase of 0.9%, the opening of eight new franchised restaurants during or after the prior year quarter and the sale of eleven company operated restaurants to franchisees during the same period. This was partially offset by the closure of three franchise restaurants.
Franchise advertising fee revenue in the second quarter of 2019 increased 4.2% to $5.7 million, compared to $5.5 million in the second quarter of 2018, due to an increase in the number of franchise locations and increased franchise comparable restaurant sales.
Restaurant contribution was $19.9 million or 19.9% of company-operated restaurant revenue, compared to $20.2 million, or 20.3% of company-operated restaurant revenue in the second quarter of 2018. The decrease was largely due to higher labor and related expenses as a result of the impact of wage increases in California. The decrease was partially offset by higher company-operated restaurant revenue due to price increases and a decrease in food costs due to a favorable sales mix, partially offset by higher commodity inflation.
During the second quarter of 2019, the Company completed the sale of four company-operated restaurants within the San Francisco, CA area to an existing franchisee and seven company-operated restaurants in the Phoenix, AZ area to another existing franchisee. This resulted in a net loss on sale of restaurants of $0.9 million for the quarter, and a total net loss on sale of restaurants of $5.1 million, including the $4.2 million loss on held for sale assets recognized in the first quarter. Additionally, the Company received insurance proceeds of $10.0 million related to the settlement of a previously disclosed securities class action lawsuit
The second quarter of 2018 included a $4.0 million pre-tax expense, related to the impairment of one restaurant in Arizona and closure of two restaurants in Texas. Additionally, the Company received insurance proceeds of $2.4 million related to the reimbursement of certain legal expenses paid in prior years for the defense of securities lawsuits.
Net income for the second quarter of 2019 was $14.1 million, or $0.37 per diluted share, compared to net income of $5.1 million, or $0.13 per diluted share in the second quarter of 2018. Pro forma net income was $8.7 million, or $0.23 per diluted share during the second quarter of 2019, compared to $8.6 million, or $0.22 per diluted share during the second quarter of 2018. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2019 Outlook
Based on current information, the Company is updating its earnings guidance for fiscal year 2019.
Excluding the impact of potential share repurchases, the Company expects 2019 pro forma diluted net income per share ranging from $0.69 to $0.72. This compares to pro forma diluted net income per share of $0.74 in 2018. Pro forma net income guidance for fiscal year 2019 is based, in part, on the following annual assumptions:

•	System-wide comparable restaurant sales growth of approximately 1.0% to 2.0%;

•	The opening of 2-3 new company-owned restaurants and 2-3 new franchised restaurants;

•	Restaurant contribution margin of 18.2% to 18.7%;

•	G&A expenses of between 8.2% and 8.4% of total revenue excluding legal fees related to securities related litigation;

•	Pro forma income tax rate of 26.5%; and

•	Adjusted EBITDA of between $61.0 and $64.0 million.

Reconciliations of our 2019 expected pro forma diluted net income per share range and our expected 2019 Adjusted EBITDA range to their corresponding GAAP measures have not been provided as we cannot determine the probable significance or timing of certain reconciling items which are outside of our control and therefore cannot be reasonably predicted. Accordingly, we do not provide guidance for these various reconciling items. These reconciling items such as asset impairment and closed store reserves, securities lawsuit related legal expenses and gain or loss on disposal of assets impact the timing and amount of the quarterly recognition of GAAP net income. Therefore, reconciliations of the differences between these forward-looking information items to their most directly comparable financial measures calculated and presented in accordance with GAAP are not available without unreasonable effort.
Key Financial Definitions
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At June 26, 2019, there were 199 restaurants in our comparable company-operated restaurant base and 459 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution excludes certain costs, such as general and administrative expenses, depreciation and amortization, asset impairment and closed-store reserves, loss on sale of restaurants, recovery of securities lawsuits related legal expenses and other costs that are considered normal operating costs and accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets or assets held for sale and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with securities class action litigation, (iv) legal settlement costs, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vii) provision for income taxes at a normalized tax rate of 26.5% for the thirteen and twenty-six weeks ended June 26, 2019 and June 27, 2018, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the second quarter of 2019 today at 4:30 PM Eastern Time. Bernard Acoca, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13692472. The replay will be available until Thursday, August 15, 2019. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 480 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah, and Louisiana. El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 26, 2018, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures which include supplemental measures of operating performance of our restaurants. Our calculations of supplemental measures and other non-GAAP financial measures indicated above may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants' financial performance against our competitors' performance. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company's financial condition and results of operation.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Hanna Gray, Edible
hannah.gray@edible-inc.com
323-202-1477

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 26, 2019		June 27, 2018		June 26, 2019		June 27, 2018
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	100,139	88.0	99,627	89.2	197,289	88.6	194,180	89.3
Franchise revenue	7,918	7.0	6,553	5.9	14,362	6.4	12,659	5.8
Franchise advertising fee revenue	5,683	5.0	5,453	4.9	11,066	5.0	10,550	4.9
Total revenue	113,740	100.0	111,633	100.0	222,717	100.0	217,389	100.0
Costs of operations:
Food and paper cost (1)	27,886	27.8	28,681	28.8	55,038	27.9	55,916	28.8
Labor and related expenses (1)	29,272	29.2	27,856	28.0	58,848	29.8	55,518	28.6
Occupancy and other operating expenses (1)	23,032	23.0	22,913	23.0	46,259	23.4	44,832	23.1
Company restaurant expenses (1)	80,190	80.1	79,450	79.7	160,145	81.2	156,266	80.5
General and administrative expenses	9,348	8.2	12,474	11.2	20,696	9.3	25,676	11.8
Franchise expenses	7,542	6.6	6,250	5.6	13,686	6.1	12,082	5.6
Depreciation and amortization	4,454	3.9	4,344	3.9	9,215	4.1	8,556	3.9
Loss (gain) on disposal of assets	134	0.1	(8)	—	178	0.1	53	—
Recovery of securities lawsuits related legal expenses	(10,000)	(8.8)	(2,429)	(2.2)	(10,000)	(4.5)	(4,063)	(1.9)
Asset impairment and closed-store reserves	565	0.5	3,963	3.6	874	0.4	6,782	3.1
Loss on disposition of restaurants	927	0.8	—	—	5,051	2.3	—	—
Total expenses	93,160	81.9	104,044	93.2	199,845	89.7	205,352	94.5
Income from operations	20,580	18.1	7,589	6.8	22,872	10.3	12,037	5.5
Interest expense, net of interest income	922	0.8	960	0.9	1,781	0.8	1,848	0.9
Income tax receivable agreement (income) expense	(94)	(0.1)	712	0.6	77	0.0	(206)	(0.1)
Income before provision for income taxes	19,752	17.4	5,917	5.3	21,014	9.4	10,395	4.8
Provision for income taxes	5,665	5.0	865	0.8	6,014	2.7	2,814	1.3
Net income	14,087	12.4	5,052	4.5	15,000	6.7	7,581	3.5
Net income per share:
Basic	0.37		0.13		0.39		0.20
Diluted	0.37		0.13		0.38		0.19
Weighted average shares used in computing net income per share:
Basic	37,939,912		38,482,074		38,296,807		38,473,641
Diluted	38,580,722		39,043,434		39,043,477		39,015,259

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	June 26, 2019	December 26, 2018
Selected Balance Sheet Data:
Cash and cash equivalents	$11,281	$6,969
Total assets	636,993	450,226
Total debt	85,000	74,184
Total liabilities	374,169	184,990
Total stockholders’ equity	262,824	265,236
	Twenty-Six Weeks Ended
	June 26, 2019	June 27, 2018
Selected Operating Data:
Company-operated restaurants at end of period	200	211
Franchised restaurants at end of period	284	269
Company-operated:
Comparable restaurant sales growth	1.0%	(1.8)%
Restaurants in the comparable base	199	194

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2019	June 27, 2018	June 26, 2019	June 27, 2018
Adjusted EBITDA:
Net income, as reported	$14,087	$5,052	$15,000	$7,581
Provision for income taxes	5,665	865	6,014	2,814
Interest expense, net	922	960	1,781	1,848
Depreciation and amortization	4,454	4,344	9,215	8,556
EBITDA	25,128	11,221	32,010	20,799
Stock-based compensation expense	641	298	1,129	443
Loss (gain) on disposal of assets	134	(8)	178	53
Recovery of securities lawsuits related legal expenses	(10,000)	(2,429)	(10,000)	(4,063)
Asset impairment and closed-store reserves	565	3,963	874	6,782
Pre-opening costs	35	211	35	423
Loss on disposition of restaurants	927	—	5,051	—
Income tax receivable agreement (income) expense	(94)	712	77	(206)
Securities lawsuits related legal expense	491	3,169	2,630	6,873
Executive transition costs	63	373	100	1,019
Adjusted EBITDA	$17,890	$17,510	$32,084	$32,123

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2019	June 27, 2018	June 26, 2019	June 27, 2018
Pro forma net income:
Net income, as reported	$14,087	$5,052	$15,000	$7,581
Provision for taxes, as reported	5,665	865	6,014	2,814
Loss on disposition of restaurants	927	—	5,051	—
Income tax receivable agreement (income) expense	(94)	712	77	(206)
Loss (gain) on disposal of assets	134	(8)	178	53
Recovery of securities lawsuits related legal expenses	(10,000)	(2,429)	(10,000)	(4,063)
Asset impairment and closed-store reserves	565	3,963	874	6,782
Securities lawsuits related legal expenses	491	3,169	2,630	6,873
Executive transition costs	63	373	100	1,019
Provision for income taxes	(3,137)	(3,100)	(5,280)	(5,526)
Pro forma net income	$8,701	$8,597	$14,644	$15,327
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.23	$0.22	$0.38	$0.40
Diluted	$0.23	$0.22	$0.38	$0.39
Weighted-average shares used in computing pro forma net income per share
Basic	37,939,912	38,482,074	38,296,807	38,473,641
Diluted	38,580,722	39,043,434	39,043,477	39,015,259

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION
(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 26, 2019	June 27, 2018	June 26, 2019	June 27, 2018
Restaurant contribution:
Income from operations	$20,580	$7,589	$22,872	$12,037
Add (less):
General and administrative expenses	9,348	12,474	20,696	25,676
Franchise expenses	7,542	6,250	13,686	12,082
Depreciation and amortization	4,454	4,344	9,215	8,556
Loss (gain) on disposal of assets	134	(8)	178	53
Franchise revenue	(7,918)	(6,553)	(14,362)	(12,659)
Franchise advertising fee revenue	(5,683)	(5,453)	(11,066)	(10,550)
Recovery of securities lawsuits related legal expenses	(10,000)	(2,429)	(10,000)	(4,063)
Asset impairment and closed-store reserves	565	3,963	874	6,782
Loss on sale of restaurants	927	—	5,051	—
Restaurant contribution	$19,949	$20,177	$37,144	$37,914

Company-operated restaurant revenue:
Total revenue	$113,740	$111,633	$222,717	$217,389
Less:
Franchise revenue	(7,918)	(6,553)	(14,362)	(12,659)
Franchise advertising fee revenue	(5,683)	(5,453)	(11,066)	(10,550)
Company-operated restaurant revenue	$100,139	$99,627	$197,289	$194,180

Restaurant contribution margin (%)	19.9%	20.3%	18.8%	19.5%